SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015

USA SYNTHETIC FUEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54044	13-3995258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1717 Pennsylvania Avenue NW, Suite 1025
Washington, D.C. 20006

(Address of Principal Executive Offices, Zip Code)

(202) 559-9303
(Registrant’s telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure under Item 1.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

On March 17, 2015 (the “Petition Date”), USA Synthetic Fuel Corporation (the “Company”) and its wholly owned subsidiaries, Lima Energy Company (“LEC”) and Cleantech Corporation (collectively, the “Debtor Subsidiaries,” and together with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court,” and the filings therein, the “Chapter 11 Filings”).  The Chapter 11 cases are expected to be jointly administered under the caption “In re USA Synthetic Fuel Corporation, et. al.” Case No. 15-10599 (MFW) (the “Chapter 11 Case”).

The Debtors intend to promptly seek the necessary relief from the Bankruptcy Court to pay certain claims in accordance with their existing business terms, and intend to continue operating their businesses in the ordinary course, taking into account their status as debtors in possession, under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Asset Purchase Agreement

On March 17, 2015, the Company, LEC (together, the “Sellers”) and Third Eye Capital Corporation (“TEC”) (collectively, “the Parties”) entered into an Asset Purchase Agreement (the “APA”), pursuant to which TEC agreed to acquire substantially all of the property, assets and rights owned, leased or held for use by Sellers used or useful in or held for use in the business of the Debtors (the “Business”) of every kind, character and description, including all direct or indirect, right, title, and interests of Sellers in, to and under all the tangible and intangible, real and personal, assets, properties, rents, claims and contracts of Sellers wheresoever located whether carried on the books of Sellers or not carried on the books of Sellers, due to expense, full depreciation or otherwise, used or useful in or held for use in the Business (the “Assets”), for aggregate consideration of approximately $15 million which would be accomplished through the sale, transfer and assignment of the Assets by Sellers to TEC in a sale undertaken pursuant to section 363 of the Bankruptcy Code and that certain executory contracts and unexpired leases of Sellers will be assumed by and assigned to TEC pursuant to section 365 of the Bankruptcy Code, in each instance, free and clear of any and all liens or claims, other than liens permitted and liabilities expressly assumed by TEC under the APA.  TEC also has agreed to provide certain debtor-in-possession financing, as described below.

The APA further provides that Sellers will concurrently conduct a competitive process, pursuant to bidding procedures (the “Bidding Procedures”) to be approved by the Bankruptcy Court, seeking qualified bids for a sale of all or substantially all of Sellers’ assets pursuant to Section 363 of the Bankruptcy Code (such sale, a “363 Sale”).  As further discussed below, a qualified bid must have a value in excess of $15,000,000 and meet certain other criteria, each as specified in the APA.

The APA is subject to a number of closing conditions, including, among others, (i) the approval of the Bankruptcy Court; (ii) the accuracy of representations and warranties of the Parties; and (iii) material compliance with the obligations set forth in the APA.

The asset purchase pursuant to the APA is expected to be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction. Upon entry by the Bankruptcy Court, the bidding procedures order will provide that TEC is the “stalking horse” bidder for the Assets.  The APA calls for Sellers to pay a break-up fee to TEC equal to $450,000 upon the consummation of an alternate transaction involving the sale of a material portion of the Assets to any person or entity other than TEC. The APA, subject to Bankruptcy Court approval, also provides for reimbursement of certain expenses incurred by TEC in connection with the APA.

The APA will terminate following the occurrence of certain termination events set forth in the APA (each, a “Termination Event”), subject to, in most cases, a cure period, unless the Termination Event is waived by the applicable Parties.

The APA also includes certain customary representations and warranties of the Parties, as well as a covenant by Sellers to use commercially reasonable efforts to operate in the ordinary course of business, taking into account their status as debtors in possession.

Debtor-in-Possession Financing

In conjunction with the APA and the Chapter 11 Case, TEC has agreed to arrange debtor-in-possession financing (the “DIP Financing”) to support the Company’s continued operations during the pendency of the Chapter 11 Case. The DIP Financing is evidenced by a Secured Superpriority Priming Debtor-in-Possession Term Loan Facility (the “DIP Note”) providing for a secured multiple draw term loan credit facility of up to $765,970. The DIP Financing is subject to Bankruptcy Court approval.

The maturity date of the DIP Note is defined as the earliest of (a) 75 days from the Petition Date; (b) the effective date of a plan of reorganization or liquidation; (c) the consummation of a sale of all or substantially all of the assets of the Debtors; (d) the occurrence of an event of default specified under the DIP Note; (e) the entry of an order by the Bankruptcy Court approving any alternative or additional debtor-in-possession financing; and (f) such later date as the TEC and the lenders under the DIP Note in their sole discretion may agree to in writing with the Company.  Interest on the DIP Note is payable in cash at a per annum rate equal to 12%. Subject to limited carve-outs, the Company’s obligations under the DIP Note are secured by all pre-petition and post-petition assets of the Company.

The foregoing descriptions of the APA and the DIP Financing are qualified in their entirety by reference to the respective agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto respectively and are incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.03 of this Current Report is incorporated herein by reference.

The Chapter 11 Filings constituted an event of default under the Note Purchase Agreement dated September 26, 2012, as amended, and the Unit Purchase Agreement dated September 26, 2012, as amended, between Sellers and TEC, et al.  Under the terms of the Note Purchase and Unit Purchase Agreements, upon the Chapter 11 Filings, the outstanding principal and accrued and unpaid interest to date became immediately due and payable.  Interest on the amount payable will continue to accrue until paid.

Under the Bankruptcy Code, the acceleration provisions applicable to the debt obligations described above are generally unenforceable, and any remedies that may exist related to the events of default described above are stayed, under Section 362 of the Bankruptcy Code.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Asset Purchase Agreement by and among Lima Energy Company, USA Synthetic Fuel Corporation and Third Eye Capital Corporation, dated March 17, 2015.
10.2	USA Synthetic Fuel Corporation Secured Superpriority Priming Debtor-in-Possession Term Loan Facility, dated March 17, 2015.

Cautionary Statements

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Case will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

A plan of reorganization or liquidation will likely result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property on account of their equity interests under the plan.

As a result of the Chapter 11 Filings, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.  Information contained on, or that can be accessed through the Bankruptcy Court’s web site, is not part of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2014

USA Synthetic Fuel Corporation

By: /s/ Dr. Steven C. Vick

Name: Dr. Steven C. Vick

Title: President and CEO